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                                                                   EXHIBIT 23(a)

                                  [LETTERHEAD]



                                January 22, 1999



Aristar, Inc.
Hidden River Corporate Park
8900 Grand Oak Circle
Tampa, FL 33637-1050


Ladies and Gentlemen:


     We hereby consent to the incorporation by reference of this letter as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-29049) (the "Registration Statement"). We consent further to the reference to our firm under the heading "Legal Opinions" in the Prospectus Supplement dated
January 22, 1999, to the Prospectus dated June 23, 1997, which forms a part of the Registration Statement.


                                        Very truly yours,

                                        /s/  FOSTER PEPPER & SHEFELMAN PLLC